UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

January 29, 2004
Date of Report (Date of earliest event reported)

TORVEC, INC.
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Pond View Drive, Pittsford, New York 14534
(Address of Principal Executive Offices and Zip Code)

(585) 248-8549
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.	Other Events and Regulation FD Disclosure.

The annual meeting of shareholders of Torvec, Inc. was held on Thursday, January 29, 2004 at Casa Larga Vineyards, 2287 Turk Hill Road, Fairport, New York 14450.

Over 85% of Torvec's outstanding shares were present, either in person or by proxy, constituting a quorum to conduct business.

Each of Torvec's directors, namely Eric Steenburgh, Herbert Dobbs, Keith Gleasman, Joseph Alberti, Gary Siconolfi, James Gleasman and Daniel Bickel, were reelected to the board by a vote exceeding 99% of the votes cast, including 99% of the votes cast by Torvec's nonaffiliated shareholders.

The shareholders also ratified the Audit Committee's appointment of Eisner, LLC as Torvec's independent auditors by a vote exceeding 99% of the votes cast, including 99% of the votes cast by nonaffiliated shareholders.

Torvec also announced to its shareholders that it has entered into an alliance with CXO on the Go, LLC, a Rochester, New York-based management consulting firm providing expertise in the fields of finance, operations, marketing and sales technology, business strategies, human resources, employee benefits and compliance.

The alliance has been formed to implement Torvec's previously-announced strategy of selling or licensing one or more of its technologies, such as Torvec's infinitely variable transmission (IVT), to provide the capital necessary to manufacture and commercialize Torvec's Full Terrain Vehicle (FTV™).

Torvec also informed its shareholders that its management had met with Environmental Protection Agency personnel at the EPA's National Vehicle and Test Emissions Laboratory in Ann Arbor, Michigan. At this meeting, the EPA expressed a strong interest in determining the mechanical efficiency of Torvec's hydraulic pump/motor system and Torvec and EPA personnel are now in the process of scheduling a date for such determination.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 30, 2004		TORVEC, INC. (Registrant)
	By:	/s/ Keith E. Gleasman
Keith E. Gleasman President